UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 4, 2008

FORMFACTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50307	13-3711155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Appointment of Certain Officers

On January 4, 2008, FormFactor, Inc. announced the appointment of Mario Ruscev as President, reporting to Igor Khandros, CEO, and as a member of the Board of Directors, both appointments effective January 7, 2008.

Dr. Ruscev, age 51, previously served as President of Testing Schlumberger Oilfield Services of Schlumberger Limited, a services company supplying technology, project management and information solutions for optimizing performance in the oil and gas industry, from April 2006 to December 2007.  He also held several executive positions at Schlumberger during his 23 year career, including President of Schlumberger Water and Carbon Services from April 2002 to March 2006, President of Wireline Schlumberger Oilfield Services from January 2001 to March 2002 and President of Geco-Prakla Schlumberger Oilfield Services from April 1999 to December 2000.  He holds a Doctorate in Nuclear Physics from Université Pierre et Marie Curie in Paris, France and a Ph.D. in Nuclear Physics from Yale University.

As President of FormFactor, Dr. Ruscev will be paid an annual base salary of $500,000 and is eligible to receive a bonus under the company’s Key Employee Bonus Plan at a target rate of 100% of base salary with the opportunity to earn 200% of base salary based on achievement of certain objectives pursuant to his letter agreement with FormFactor, which is included as Exhibit 99.01 to this Form 8-K. For 2008, his annual bonus is guaranteed at 100% of base salary. He will also be paid a sign-on bonus of $100,000. FormFactor will pay reasonable legal fees and expenses incurred in connection with the execution of his letter agreement with FormFactor not to exceed $10,000. FormFactor will reimburse Dr. Ruscev for his reasonable moving expenses from Paris, France and will provide him with a relocation allowance not to exceed two months of his annual base salary.

Dr. Ruscev will also be granted, as of January 7, 2008, a stock option under the company’s 2002 Equity Incentive Plan to purchase 100,000 shares of FormFactor common stock with an exercise price equal to the closing price of the company’s stock on the Nasdaq Global Market on January 7th that vests over 4 years, with 25% vesting on January 7, 2009 and the remainder vesting in equal monthly installments over the following three years. Dr. Ruscev will also be granted, as of January 7, 2008, restricted stock units under the company’s 2002 Equity Incentive Plan that represent the right to receive 40,000 shares of FormFactor common stock upon vesting. The restricted stock units will vest in four equal installments on January 7 of each of 2009, 2010, 2011 and 2012. The stock option and the restricted stock units are subject to vesting acceleration upon the occurrence of certain change in control events.

Dr. Ruscev’s letter agreement also provides that if his employment is terminated by FormFactor without cause or by him for good reason (as these terms are defined in his letter agreement with FormFactor), he will receive a lump sum severance payment equal to one year of his then annual base salary, a pro-rata portion of his annual bonus based upon the calendar days of his employment in the year of his termination, accelerated vesting and extended exercisability of his granted equity awards for an additional twelve month period, and health benefits coverage for up to twelve months.  These separation benefits are subject to Dr. Ruscev executing a release and waiver of claims in favor of FormFactor.

Dr. Ruscev will not receive any compensation in connection with his service as a member of FormFactor’s Board of Directors.

FormFactor expects that Dr. Ruscev will also enter into an indemnity agreement and a change of control severance agreement, the terms of which are identical in all material respects to the forms of these agreements that FormFactor has previously entered into with its executive officers.  The forms of these agreements and the company’s 2002 Equity Incentive Plan and Key Employee Bonus Plan are described in the company’s Proxy Statement for its 2007 Annual Meeting of Stockholders, which FormFactor filed with the Securities and Exchange Commission, and are exhibits to the Company’s Form 10-K/A for the fiscal year ended December 30, 2006.

FormFactor issued a press release regarding Dr. Ruscev’s appointment, which is included as Exhibit 99.02 to this Form 8-K.

Item 9.01  Exhibits

Exhibit Number	Exhibit Title or Description
99.01	Employment Letter Agreement dated November 23, 2007.
99.02	Press release dated January 4, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	January 4, 2008	By:	/s/ STUART L. MERKADEAU
			Name:	Stuart L. Merkadeau
			Title:	Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.01	Employment Letter Agreement dated November 23, 2007.
99.02	Press release dated January 4, 2008.